UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14 (a) of the

Securities Exchange Act of 1934 (Amendment No. )

Filed by the Registrant ☒ Filed by a party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6 (e) (2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material under §240.14a-12

PROMIS NEUROSCIENCES INC.

(Name of Registrant as Specified in its Charter)

Not applicable.

(Name of Person (s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check all boxes that apply):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25 (b) per Exchange Act Rules 14a-6 (i) (1) and 0-11.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2025

PROMIS NEUROSCIENCES INC.

SUITE 200, 1920 YONGE STREET

TORONTO, ONTARIO, CANADA M4S 3E2

(416) 847-6898

NOTICE OF SPECIAL MEETING OF

SHAREHOLDERS

To Be Held on November 17, 2025

To Our Shareholders:

You are cordially invited to attend a Special Meeting of shareholders (“Special Meeting”) of ProMIS Neurosciences Inc. (the “Company”). This Special Meeting will be a virtual meeting, which will be conducted via live webcast on Monday, November 17, 2025 at 8:00 a.m., Eastern Time. You may attend the Special Meeting virtually by registering at www.virtualshareholdermeeting.com/PMN2025SM, where you will be able to vote electronically and submit questions, subject to the registration procedures set forth below.

Only shareholders who owned common shares, no par value per share (the “Common Shares” or “shares”) at the close of business on September 26, 2025 (the “Record Date”) can vote at the Special Meeting or any adjournment that may take place.

At the Special Meeting, the shareholders will consider and vote on the following matters:

1.

to consider and, if deemed advisable, to pass a special resolution authorizing the filing of articles of amendment to effect a share consolidation of our Common Shares at a ratio ranging from one-for-five up to one-for-twenty-five, to be determined at the discretion of the Board of Directors (the “Board”), and effected, if at all, within one year from the date of the Special Meeting, with such effective date to be determined at the discretion of the Board; and

2.

In the event there are not sufficient votes in favor of the foregoing proposal and such proposal is not approved by shareholders, to approve the adjournment of the Special Meeting by the Chairperson to a date no later than December 17, 2025 at 8:00 a.m., Eastern Time, in accordance with the Company’s Bylaws, to solicit additional proxies; provided, the Company shall provide updated instructions to attend such adjournment as necessary.

As noted above, our Special Meeting will be a “virtual meeting” of shareholders, which will be conducted exclusively via the Internet. There will not be a physical meeting location, and shareholders will not be able to attend the Special Meeting in person. You may attend the Special Meeting via the Internet, vote your shares during the Special Meeting, and submit questions before the Special Meeting by registering at www.virtualshareholdermeeting.com/PMN2025SM.

In order to attend the Special Meeting online, vote your shares electronically during the Special Meeting and submit questions before the meeting, registered shareholders must register in advance at www.virtualshareholdermeeting.com/PMN2025SM using the control number located in the box in the upper right-hand corner of your proxy card or in the body of the e-mail notification you received. Most of our shareholders do not hold shares directly in their own name but instead are non-registered shareholders who beneficially own shares that are held by an intermediary, such as their bank, trust company, securities broker, trustee, or other nominee. If you are a non-registered shareholder and wish to attend the Special Meeting online, vote your shares electronically during the meeting and submit questions before the Special Meeting, you must appoint yourself as your proxyholder following the procedures provided to you by your intermediary and register in advance at www.virtualshareholdermeeting.com/PMN2025SM. Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the Special Meeting and will permit you to submit questions. Further information about how to attend the Special Meeting online, vote your shares and submit questions is included in the accompanying proxy statement.

You can find more information in the proxy statement for the Special Meeting, which is attached and also available for viewing, printing and downloading at www.proxyvote.com. As outlined in the attached proxy statement, the Board recommends that you vote in favor of Proposals 1 and 2.

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2025

Instead of mailing a paper copy of our proxy materials to all of our shareholders, we are providing access to our proxy materials via the Internet under Canadian and U.S. securities laws. As a result, we are sending to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”), instead of a paper copy of this proxy statement. This Notice is dated October  , 2025 and we plan to mail the Notice on or about October 8, 2025. The Notice contains instructions on how to access our proxy materials over the Internet. The Notice also contains instructions on how each of our shareholders can receive a paper copy of our proxy materials, including the proxy statement and a form of proxy card.

Shareholders as of the Record Date, are entitled to notice of, and to vote at, the Special Meeting or any adjournment or postponement of the Special Meeting. A complete list of registered shareholders will be available to shareholders of record during the Special Meeting.

Your vote is very important, regardless of the number of shares you own. Whether or not you expect to attend the Special Meeting, please vote your shares by proxy in advance of the Special Meeting to ensure your representation and the presence of a quorum at the Special Meeting. To ensure that your vote is recorded promptly, please vote as soon as possible, even if you plan to attend the Special Meeting.

If you are a shareholder of record, you may vote your shares by proxy in advance of the Special Meeting on the Internet by visiting www.proxyvote.com, by telephone by calling 1-800-690-6903 and following the recorded instructions or by completing, signing, dating, and returning a proxy card. If you mail your proxy card or vote by telephone or the Internet and then decide to vote your shares online during the Special Meeting, you may still do so provided you register in advance at www.virtualshareholdermeeting.com/PMN2025SM. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

If you are a non-registered shareholder, you will receive instructions from the holder of record that you must follow in order to vote your shares by proxy in advance of the Special Meeting.

Thank you for your ongoing support and continued interest in ProMIS Neurosciences Inc.

The content and sending of the proxy statement has been authorized by order of the Board.

Neil K. Warma
Chief Executive Officer
Toronto, Ontario
October     , 2025

i

PRELIMINARY PROXY STATEMENT — SUBJECT TO COMPLETION, DATED SEPTEMBER 23, 2025

SUITE 200, 1920 YONGE STREET

TORONTO, ONTARIO, CANADA M4S 3E2

(416) 847-6898

PROXY STATEMENT

SPECIAL MEETING OF SHAREHOLDERS

To Be Held on November 17, 2025

This proxy statement contains information about the Special Meeting of Shareholders of ProMIS Neurosciences Inc. (the “Special Meeting”), to be held on Monday, November 17, 2025 at 8:00 a.m., Eastern Time. This Special Meeting will be a virtual meeting, which will be conducted via live webcast. In order to attend the Special Meeting, you must register at www.virtualshareholdermeeting.com/PMN2025SM. Upon completing your registration, you will receive further instructions via email, including a unique link that will allow you access to the Special Meeting and to vote and submit questions during the Special Meeting. There will not be a physical meeting location, and shareholders will not be able to attend the Special Meeting in person. Further information about how to attend the Special Meeting online is included in this proxy statement below. Except where the context otherwise requires, references to “ProMIS Neurosciences,” “ProMIS,” “Company,” “we,” “us,” “our” and similar terms refer to ProMIS Neurosciences Inc. and its consolidated subsidiaries.

This proxy statement summarizes information about the proposals to be considered at the Special Meeting and other information you may find useful in determining how to vote. We are making this proxy statement and the related proxy card, available to shareholders for the first time on or about October 8, 2025.

Pursuant to rules adopted by the Securities and Exchange Commission (the “SEC”) and the Canadian Securities Administrators (the “CSA”), we are providing access to our proxy materials over the Internet instead of printing and mailing our proxy materials. As a result, we are mailing to our shareholders a Notice of Internet Availability of Proxy Materials (the “Notice”), instead of a paper copy of this proxy statement. We plan to send the Notice on or about October 8, 2025. The Notice contains instructions on how each of our shareholders may access and review the proxy materials, including the Notice of Special Meeting, proxy statement and proxy card, on the website referred to in the Notice. The Notice also contains instructions on how each of our shareholders may request that a paper copy of our proxy materials, including this proxy statement and a form of proxy card, be sent to such shareholder by mail.

Important Notice Regarding the Availability of Proxy Materials for
the Special Meeting of Shareholders to be Held on November 17, 2025:

This proxy statement is available for viewing, printing, and downloading at www.proxyvote.com.

This proxy statement is also available on the SEC’s website at www.sec.gov and on the System of Electronic Document Analysis and Retrieval + (“SEDAR+”) at www.sedarplus.ca.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING AND VOTING

Q.	Why did I receive these proxy materials?
A.

Our Board has made these proxy materials available to you on the Internet in connection with our Board’s solicitation of proxies for use at our Special Meeting, which will be held virtually on Monday, November 17, 2025 at 8:00 a.m., Eastern Time. As a holder of record of Common Shares as of the close of business on September 26, 2025 (the “Record Date”), you are invited to attend the Special Meeting virtually and are requested to vote on the items of business described in this proxy statement. This proxy statement includes information that we are required to provide to you under SEC rules, Canadian securities laws, and the Ontario Business Corporations Act (the “OBCA”) and is designed to assist you in voting your shares.

Q:	Why did I receive a notice in the mail regarding the Internet availability of proxy materials instead of a full set of proxy materials?
A.

In accordance with rules adopted by the SEC and the CSA[1], we may furnish proxy materials, including this proxy statement, to our shareholders by providing access to such documents on the Internet instead of mailing printed copies. We believe electronic delivery will expedite the receipt of materials, will help lower our costs and reduce the environmental impact of our Special Meeting materials. The proxy materials, including this proxy statement and a proxy card, are available for viewing, printing, and downloading on the Internet at www.proxyvote.com. The Company will not use the procedure known as “stratification” in relation to the use of Notice-and-Access Provisions. The proxy materials, including this proxy statement will be available on www.sedarplus.ca.

Q.	What is the purpose of the Special Meeting?
A.	At the Special Meeting, shareholders will consider and vote on the following matters:
1.

To consider and, if deemed advisable, to pass a special resolution authorizing the filing of articles of amendment to effect a share consolidation of our Common Shares at a ratio ranging from one-for-five to one-for-twenty-five (the “Share Consolidation”), to be determined at the discretion of the Board and effected, if at all, within one year from the date of the Special Meeting (the “Share Consolidation Resolution” or “Proposal No. 1”); and

2.

In the event there are not sufficient votes in favor of the foregoing proposal and such proposal is not approved by shareholders, to approve the adjournment of the Special Meeting by the Chairperson to a date no later than December 17, 2025 at 8:00 a.m., Eastern Time, in accordance with the Company’s Bylaws, to solicit additional proxies; provided, the Company shall provide updated instructions to attend such adjournment as necessary (“Proposal No. 2”).

Q:	Why is the Special Meeting a virtual, online meeting?
A:

The Special Meeting will be a “virtual meeting” of shareholders. We have implemented the virtual format in order to facilitate shareholder attendance at our Special Meeting. We have designed our virtual format to enhance, rather than constrain, shareholder access, participation and communication. For example, the virtual format allows shareholders to communicate with us in advance of, and during, the Special Meeting so they can ask questions of our Board or management.

1 Materials send via notice-and-access per National Instrument 54-101 – Communication with Beneficial Owners of

Securities of a Reporting Issuer and National Instrument 51-102 – Continuous Disclosure Obligations of applicable

Canadian securities laws.

Q:	How do I attend the Special Meeting?
A:

The Special Meeting will be a virtual meeting and you may not attend in person. In order to attend the Special Meeting online, you must register in advance at www.virtualshareholdermeeting.com/PMN2025SM. You or your proxyholder may attend the Special Meeting online by following the instructions you or your proxyholder receive once registration is complete. The Special Meeting will start at 8:00 a.m., Eastern Time, on November 17, 2025.

Online registration will begin at 7:45 a.m., Eastern Time on November 17, 2025, and you should allow ample time for the online registration.

Upon completing your registration, you or your proxyholder will receive further instructions via email, including a unique link that will allow access to the Special Meeting and enable you or your proxyholder to have the ability to submit questions. Please be sure to follow instructions found on your proxy card and/or voting authorization form and subsequent instructions that will be delivered to you via email.

You or your proxyholder may log on to the virtual meeting starting one hour before it begins. If you or your proxyholder encounter any difficulties accessing the virtual meeting during check-in or at the time of the virtual meeting, please contact technical support, whose contact information will be included in the email containing the unique link granting access into the Special Meeting. There will be technicians standing by and ready to assist you with any technical difficulties you may have accessing the virtual meeting starting at 7:45 a.m., Eastern Time, on November 17, 2025.

Please note that you or your proxyholder can only access the virtual meeting via your unique link to the Special Meeting that will be emailed to you or your proxyholder if registration was properly submitted.

Q.	How do I submit a question at the Special Meeting?
A:

If you or your proxyholder wish to submit a question during the Special Meeting, you or your proxyholder must log into the virtual meeting platform using the unique link provided to you or your proxyholder via email following the completion of your registration at www.virtualshareholdermeeting.com/PMN2025SM, type your question into the “Ask a Question” field, and click “Submit.” Our virtual meeting will be governed by our Rules of Conduct which will be posted in advance of the Special Meeting. The Rules of Conduct will address the ability of shareholders to ask questions during the Special Meeting, including rules on permissible topics, and rules for how questions and comments will be recognized and disclosed to meeting participants.

Q:	Who can vote at the Special Meeting?
A:	To be entitled to vote, you must have been a shareholder of record at the close of business on October 1, 2025, the Record Date for our Special Meeting.

Only shareholders of record at the close of business on the Record Date, as applicable, who either (i) attend the Special Meeting personally following the instructions above (see How do I attend the Special Meeting above) or, (ii) complete, sign and deliver the proxy card in the manner and subject to the provisions described below, or (iii) vote in one of the manners provided for in the voting instruction form (the “VIF”), will be entitled to vote or to have their Common Shares voted at the Special Meeting, except to the extent that:

(a)	the shareholder has transferred the ownership of any such share after the Record Date, and

(b)the transferee produces a properly endorsed share certificate for or otherwise establishes ownership of any of the transferred Common Shares and makes a demand to Computershare Trust Company of Canada and/or Computershare Trust Company, N.A. (collectively, “Computershare”), the transfer agent and registrar of the company, no later than 10 days before the Special Meeting that the transferee’s name be included in the list of shareholders in respect thereof.

On the Record Date, Common Shares were outstanding.

Q.	How many votes do I have?
A.	Each Common Share that you own as of the Record Date will entitle you to one vote on each matter considered at the Special Meeting.
Q.	How do I vote?
A.

If you are the “record holder” of your shares, meaning that your shares are registered in your name in the records of Computershare, you may vote your shares at the Special Meeting in person or by proxy as follows:

(1)

Via the Internet prior to the Special Meeting: To vote over the Internet prior to the Special Meeting, please go to the following website: www.proxyvote.com, and follow the instructions at that site for submitting your proxy electronically. If you vote your proxy over the Internet prior to the Special Meeting, you do not need to complete and mail your proxy card or vote your proxy by telephone.

(2)

By Telephone: To vote by telephone, please call 1-800-690-6903 and follow the instructions provided on the proxy card. If you vote by telephone, you do not need to complete and mail your proxy card or vote your proxy over the Internet.

(3)

By Mail: To vote by mail, you must mark, sign and date the proxy card and then mail the proxy card in accordance with the instructions on the proxy card. If you vote by mail, you do not need to vote over the Internet or by telephone. If you return your proxy card but do not specify how you want your shares voted on any particular matter, they will be voted in accordance with the recommendations of our Board.

(4)

Via the Internet during the Special Meeting: In order to vote during the virtual meeting, you must register in advance at www.virtualshareholdermeeting.com/PMN2025SM. You may then attend the Special Meeting virtually and vote online by logging into the virtual meeting platform using the unique link provided to you via email following the completion of your registration at www.virtualshareholdermeeting.com/PMN2025SM. If you vote your proxy prior to the Special Meeting and choose to attend the Special Meeting online, there is no need to vote again during the Special Meeting unless you wish to change your vote.

If you are a shareholder of record and do not vote through the internet, by telephone, by completing the proxy card that may be delivered to you or online during the Special Meeting, your shares will not be voted.

If you are a non-registered shareholder because your shares are held in “street name”, meaning they are held for your account by an intermediary, such as a broker, bank or other nominee, then your intermediary that actually holds the shares for you is the record holder and is required to vote the shares it holds on your behalf according to your instructions. You will receive the proxy materials, as well as voting and revocation instructions, from your intermediary or its agent. You may vote your shares at the meeting by proxy by following the instructions that your broker, bank, or other nominee provides you. If you wish to vote your shares virtually at the Special Meeting, you must:

(1)

Appoint yourself as your proxyholder: U.S. non-registered shareholders-follow the instructions your intermediary has provided in the VIF sent to you about how to request that a legal proxy to appoint you as a proxyholder, or contact your intermediary right away to request a legal proxy form if you have not received a voting instruction form. Your intermediary may send to you a legal proxy that you may be required to submit prior to the Special Meeting, but do follow the instructions you receive. Canadian non-registered shareholders-print your name in the blank space provided for appointing a proxyholder on the VIF and follow the instructions provided by your intermediary for mailing your voting instructions. Your intermediary may allow you to do this online or by telephone instead. Do not complete the voting section because you will vote in real time at the meeting. You need to act promptly to allow enough time for your intermediary to receive your instructions and to forward them so that you can register to vote at the Special Meeting.

(2)	Register your proxyholder: After you have appointed yourself as proxyholder, you must register in advance at www.virtualshareholdermeeting.com/PMN2025SM.
(3)

Log In to the virtual Special Meeting: Upon completing your registration, you will receive further instructions via email, including your unique links that will allow you to access the Special Meeting and will permit you to submit questions. You may attend the Special Meeting virtually and vote online by logging into the virtual meeting platform using the unique link provided to you via email.

If you do not give instructions to your broker, bank or other nominee, and your intermediary does not have discretionary authority to vote the non-registered shareholder’s shares on the matter, or elects not to vote in the absence of instructions from the non-registered shareholder, no votes will be cast on your behalf with respect to such item (a “broker non-vote”). If you are a non-registered shareholder whose Common Shares are held of record by a broker, New York Stock Exchange (“NYSE”) rules, which are also applicable to how brokers may vote at Nasdaq-listed companies, permit your broker to exercise discretionary voting authority with respect to certain “discretionary” voting items. Proposals No. 1 and No. 2 are each considered to be a “routine” matter under NYSE rules, meaning that if you do not return voting instructions to your broker by its deadline, your shares may be voted by your broker in its discretion on Proposals No. 1 and No. 2.

If you have not completed the steps outlined above, you may still attend the meeting as a guest. However, you will not be able to vote your shares at the Special Meeting.

Q.	How do I appoint a proxyholder?
A.

Your proxyholder is the person you appoint to cast your votes on your behalf. You can choose anyone you want to be your proxyholder; it does not have to be either of the persons we have designated in the proxy card, nor does it have to be a shareholder.

The persons named as proxyholder in the proxy card will vote or withhold from voting the Common Shares represented thereby in accordance with your instructions on any ballot that may be called for. If you specify a choice with respect to any matter to be acted upon, your Common Shares will be voted accordingly. The proxy card confers discretionary authority on persons named as proxyholder therein with respect to: (a) each matter or group of matters identified therein for which a choice is not specified, other than the appointment of an auditor and the election of directors, (b) any amendment to or variation of any matter identified therein, and (c) any other matter that properly comes before the Special Meeting. In respect of a matter for which a choice is not specified in the completed proxy, the persons named as proxyholder in the proxy will vote the Common Shares represented by the proxy for the approval of such matter. Since the Special Meeting will take place virtually, the process for appointing another person as your proxyholder (other than the board nominated proxies named in the proxy card) to access the Special Meeting and vote on your behalf is different than it would be for an in-person meeting. If you would like your proxyholder to attend and vote at the virtual meeting on your behalf, you must:

(1)

Appoint your proxyholder: U.S. non-registered shareholders-follow the instructions your intermediary has provided in the VIF sent to you about how to request that a legal proxy to appoint someone else as a proxyholder, or contact your intermediary right away to request a legal proxy form if you have not received a VIF. Your intermediary may send to you a legal proxy that you may be required to submit prior to the Special Meeting, but do follow the instructions you receive. Canadian non-registered shareholders-print the name of your proxyholder in the blank space provided for appointing a proxyholder on the VIF and follow the instructions provided by your intermediary for mailing your voting instructions. Your intermediary may allow you to do this online or by telephone instead. Do not complete the voting section because you will vote in real time at the Special Meeting. You need to act promptly to allow enough time for your intermediary to receive your instructions and to forward them so that you can register your proxyholder to vote at the Special Meeting.

(2)	Register your proxyholder: After you have appointed your proxyholder, you must register your proxyholder in advance at www.virtualshareholdermeeting.com/PMN2025SM.

Upon completing your registration, your proxyholder will receive instructions via email, including a unique link that will allow your proxyholder to access the meeting and will permit your proxyholder to submit questions. Your proxyholder may attend the Special Meeting virtually and vote online by logging into the virtual meeting platform using the unique link provided to them via email.

Q.	Can I change my vote?
A.

If your shares are registered directly in your name, you may revoke your proxy and change your vote at any time before the vote is taken at the Special Meeting. To do so, you must do one of the following:

(1)	Vote over the Internet or by telephone as instructed above. Only your latest Internet or telephone vote is counted.
(2)	Sign and return a new proxy card. Only your latest dated proxy card will be counted.
(3)

Attend the Special Meeting virtually and vote online as instructed above. Attending the Special Meeting virtually will not, by itself, revoke your Internet vote, telephone vote or proxy card submitted by mail, as the case may be. Your prior vote will be revoked only to the extent you vote on-line at the Special Meeting.

(4)	Notify our corporate secretary in writing before the Special Meeting that you want to revoke your proxy.

If your shares are held in “street name” and you are a non-registered shareholder, you may submit new voting instructions with a later date by contacting your broker, bank, or other nominee. You must provide any new voting instructions prior to the deadline specified by your intermediary to ensure your shares are voted in the way you prefer.

Q.	How many shares must be represented to have a quorum and hold the Special Meeting?
A.

A quorum for a meeting of shareholders shall be two shareholders, or two proxyholders representing shareholders, or combination thereof, holding not less than thirty-three and one third (33 1/3)% of the Common Shares issued and outstanding as of the Record Date. If there is only one shareholder the quorum is one person present and being, or representing by proxy, such shareholder. For purposes of determining whether a quorum exists, we count as present any shares that are voted over the Internet, by telephone or by submitting a proxy card or that are represented in person at the Special Meeting. Further, for purposes of establishing a quorum, we will count as present shares that a shareholder holds even if the shareholder votes to abstain or only votes on one of the proposals. If a quorum is not present, we expect to adjourn the Special Meeting until we obtain a quorum. Shares present virtually during the Special Meeting will be considered Common Shares represented in person at the meeting.

What vote is required to approve each matter and how are votes counted?

A.

Proposal No. 1 – Share Consolidation Resolution. You may vote for the resolution or you may vote against the resolution. The approval of Proposal No. 1 requires 66 2/3% of the votes cast. Broker non-votes, if any, and abstentions will have no effect on Proposal No. 1. If your shares are held by your broker, bank, or other nominee in “street name” and you do not vote your shares, your broker may vote your unvoted shares on Proposal No, 1.

B.

Proposal No. 2 – Adjournment of Special Meeting. You may vote for this resolution or you may vote against the resolution. The approval of Proposal No. 2 requires a majority of the votes cast. Broker non-votes, if any, and abstentions will have no effect on Proposal No. 2. If your shares are held by your broker, bank, or other nominee in “street name” and you do not vote your shares, your broker may vote your unvoted shares on Proposal No. 2.

Q.	Who will count the vote?
A.	The votes will be counted, tabulated, and certified by Broadridge Financial Solutions.
Q.	How does the Board recommend that I vote on the proposals?
A.	Our Board recommends that you vote:

FOR the Share Consolidation Resolution; and

FOR the resolution approving the adjournment of the Special Meeting to a later date or dates, if necessary, to solicit additional proxies if there are not sufficient votes in favor of the foregoing proposal.

If you appoint the persons we have designated in the proxy card as your proxyholder, your shares will be voted for or against from voting in accordance with your instructions on any ballot that may be called for and, if no instructions are provided will be voted as recommended by the board of directors.

Q.	Are there other matters to be voted on at the Special Meeting?
A.

We do not know of any matters that may come before the Special Meeting other than the matters noted above. If any other matters are properly presented at the Special Meeting, the persons named in the accompanying proxy card intend to vote, or otherwise act, in accordance with their judgment on the matter.

Q.	Where can I find the voting results?
A.

We plan to announce preliminary voting results at the Special Meeting and will report final voting results in a Current Report on Form 8-K (“Form 8-K”), that we expect to file with the SEC within four business days, and promptly with Canadian securities regulators, following the conclusion of our Special Meeting. If final voting results are not available to us in time to file a Form 8-K within four business days after the Special Meeting, we intend to file a Form 8-K to publish preliminary results, and within four business days after the final results are known to us, file an additional Form 8-K to publish the final results.

Q.	How are proxies solicited for the Special Meeting and what are the costs of soliciting these proxies?
A.

Our Board is soliciting proxies for use at the Special Meeting by means of the proxy materials. We will bear the cost of proxy solicitation by the Board. In addition to solicitation by mail, our directors, officers, and employees may solicit proxies by telephone, e-mail, facsimile and in person without additional compensation being paid by us. We are not sending proxy-related materials directly to non-objecting, non-registered shareholders, and such materials will be delivered to non-objecting, non-registered shareholders by the non-objecting, non-registered shareholders’ intermediary. For greater certainty, objecting beneficial owners will not receive proxy-related materials unless their intermediaries assumed the costs of delivery as the Company does not intend to the pay for these costs.

Q.	I share an address with another shareholder, and we received only one paper copy of proxy materials. How may I obtain an additional copy of the proxy materials?
A.

Intermediaries are permitted to adopt a procedure called “householding,” which has been approved by the SEC. Under this procedure, your intermediary may deliver a single notice and, if applicable, the proxy materials, will be delivered to multiple shareholders sharing an address unless contrary instructions have been received. Once you have received notice from your intermediary that they will be “householding” communications to your address, “householding” will continue until you are notified otherwise or until you revoke your consent. If you prefer to receive multiple copies of the proxy materials at the same address you can request additional copies by contacting your broker or contacting us at our principal executive offices, ProMIS Neurosciences Inc., Suite 200, 1920 Yonge Street, Toronto, Ontario, Canada M4S 3E2, Attn: Investor Relations, telephone: (416) 847-6898.

OWNERSHIP OF OUR COMMON SHARES

The Board has fixed September 26, 2025 as the Record Date for determination of persons entitled to receive notice of the Special Meeting. Only shareholders of record at the close of business on the Record Date who either (i) attend the Special Meeting personally following the instructions above (see How do I attend the Special Meeting above) or, (ii) complete, sign and deliver the proxy card in the manner and subject to the provisions described above, or (iii) vote in one of the manners provided for in the VIF, will be entitled to vote or to have their Common Shares voted at the Special Meeting, except to the extent that:

(a)	the shareholder has transferred the ownership of any such share after the Record Date, and
(b)

the transferee produces a properly endorsed share certificate for or otherwise establishes ownership of any of the transferred Common Shares and makes a demand to Computershare no later than 10 days before the Special Meeting that the transferee’s name be included in the list of shareholders in respect thereof.

The Company is authorized to issue an unlimited number of Common Shares and an unlimited number of preferred shares, each class having rights, privileges, restrictions and conditions attached to them as set out in the Articles of Continuance of the Company. The Common Shares are listed for trading on Nasdaq under the share symbol “PMN”.

As of September 17, 2025, the Company had outstanding 53,811,110 fully paid and non-assessable Common Shares issued and outstanding, each carrying the right to one vote. There are no cumulative or similar voting rights attached to the Common Shares.

Unless otherwise provided below, the following table sets forth information regarding beneficial ownership of our Common Shares as of September 17, 2025 by:

●	each person, or group of affiliated persons, known to us to be the beneficial owner of 5% or more of our Common Shares outstanding;
●	each of our current directors;
●	our named executive officers; and
●	all of our directors and executive officers as a group.

Beneficial ownership is determined in accordance with SEC rules. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities and include Common Shares issuable upon the exercise of share options that are immediately exercisable or exercisable within 60 days after September 17, 2025. Except as otherwise indicated, all of the shares reflected in the table are Common Shares and all persons listed below have sole voting and investment power with respect to the shares beneficially owned by them, subject to applicable community property laws. The information is not necessarily indicative of beneficial ownership for any other purpose.

The column entitled “Percentage of Shares Beneficially Owned” is based on a total of 53,811,110 Common Shares issued and outstanding as of September 17, 2025. Except as otherwise indicated in the footnotes below, the address of the beneficial owner is c/o ProMIS Neurosciences Inc., Suite 200, 1920 Yonge Street, Toronto, Ontario, Canada M4S 3E2.

	Amount and Nature of Beneficial		Percent of
Name and Position of Beneficial Owner	Ownership(1)		Class
Directors and Executive Officers
Neil Warma, Chief Executive Officer	804,230	(2)	1.47%
Neil Cashman, Chief Scientific Officer & Director	256,818	(3)	* %
Eugene Williams, Chairman of the Board	258,317	(4)	* %
Madge “Maggie” K. Shafmaster, Lead Independent Director	236,111	(5)	* %
William Wyman, Director	110,541	(6)	* %
Patrick Kirwin, Director	155,734	(7)	* %
Josh Mandel-Brehm, Director	36,111	(8)	* %
All directors and executive officers as a group (11 people)	2,097,963	(9)	3.80%
>5% Shareholders
Ally Bridge MedAlpha Master Fund L.P.	6,058,738	(10)	11.26%
Title 19 ProMIS	4,866,108	(11)	8.68%
Crocker Mountain LLC	5,425,069	(12)	9.99%
Great Point Partners, LLC	5,678,793	(13)	9.99%
Shaf QIC, LLC	5,396,925	(14)	9.99%

(1)	* Represents beneficial ownership of less than 1% of our outstanding common shares.
(2)	Includes 804,230 Common Shares underlying options exercisable within 60 days of September 17, 2025.
(3)

Includes 129,921 Common Shares, of which 16,617 Common Shares are held by Rosemary Cashman, Dr. Cashman’s spouse, 103,387 Common Shares underlying options exercisable within 60 days of September 17, 2025, 22,449 Common Shares underlying warrants exercisable within 60 days of September 17, 2025 and 1,061 Common Shares underlying deferred share units (“DSUs”).

(4)

Includes 159,930 Common Shares, 91,321 Common Shares underlying options exercisable within 60 days of September 17, 2025 and 7,066 Common Shares underlying warrants exercisable within 60 days of September 17, 2025.

(5)	Includes 200,000 Common Shares and 36,111 Common Shares underlying options exercisable within 60 days of September 17, 2025.
(6)

Includes 62,397 Common Shares, 40,277 Common Shares underlying options exercisable within 60 days of September 17, 2025 and 7,327 Common Shares underlying warrants exercisable within 60 days of September 17, 2025.

(7)

Includes 52,145 Common Shares held directly, 41,331 Common Shares held by Patrick D. Kirwin Professional Corporation and 7,648 Common Shares held by Mr. Kirwin’s spouse. Also includes 40,277 Common Shares underlying options exercisable within 60 days of September 17, 2025 and 14,333 Common Shares underlying warrants exercisable within 60 days of September 17, 2025.

(8)	Represents Common Shares underlying options exercisable within 60 days of September 17, 2025.

(9)

Includes all current company Executive Officers and Directors, which includes Daniel Geffken, Dr. Larry Altstiel, and Dr. Johanne Kaplan. Includes 666,081 Common Shares, 1,374,629 Common Shares underlying options exercisable within 60 days of September 17, 2025, 55,992 shares underlying warrants exercisable within 60 days of September 17, 2025, and 1,061 shares underlying DSUs.

(10)

This information is based on a Form 3 filed on August 5, 2025. Consists of (i) 6,058,738 Common Shares (ii) 1,100,000 Common Shares underlying pre-funded warrants, and (iii) 8,590,037 Common Shares underlying warrants. Exercisability of the total amount of warrants held is subject to a 9.99% blocker. Mr. Fan Yu is the sole shareholder of ABG Management Ltd., which is the sole member of Ally Bridge Group (NY) LLC, which manages investments of Ally Bridge MedAlpha Master Fund L.P. (“MedAlpha”). As such, each of the foregoing entities and Mr. Fan Yu may be deemed to share beneficial ownership of the shares held by MedAlpha. Each of them disclaims any such beneficial ownership. The address of MedAlpha is c/o Ally Bridge Group (NY) LLC, 430 Park Avenue, 12th Floor, New York, NY 10022.

(11)

The information is based on a Schedule 13 G/A, filed August 15, 2025. Michael Gordon has shared voting and dispositive power over the securities held by Title 19 Promis. Includes 2,435,029 Common Shares held by Title 19 Promis and 2,451,079 Common Shares underlying warrants. The address of Title 19 Promis is c/o Trove, 40 Broad Street, Boston, MA 02109.

(12)

The information is based on a Form 4 filed with the SEC on September 8, 2025. Jeremy Sclar has sole voting and dispositive power over the securities held by Crocker Mountain LLC. Includes 1,155,726 Common Shares; 750,101 Common Shares underlying warrants exercisable within 60 days of September 17, 2025 held by Crocker Mountain LLC; 3,710,459 Common Shares and 4,580,745 Common Shares underlying warrants exercisable within 60 days of September 17, 2025 held by the Jeremy M. Sclar 2012 Irrevocable Family Trust (the “Trust”), for which Mr. Sclar’s spouse serves as trustee; and 65,000 shares owned individually by Mr. Sclar. The address of Crocker Mountain LLC is 33 Boylston Street, Ste. 3000, Chestnut Hill, MA 02467.

(13)

The information is based on a Schedule 13G filed with the SEC on August 14, 2025 by Great Point Partners, LLC, Jeffrey R. Jay, M.D. and Ms. Lillian Nordahl (the “Great Point Parties”). Biomedical Value Fund, L.P. is the record holder of 1,772,236 Common Shares (the “BVF Shares”) and 6,656,814 Common Shares underlying warrants. Biomedical Offshore Value Fund, Ltd. is the record holder of 872,892 Common Shares (the “BOVF Shares”) and 3,584,436 Common Shares underlying warrants. Exercisability of the total amount of warrants held is subject to a 9.99% blocker. As reported in the filing, the Great Point Parties have sole voting and dispositive power with respect to no Common Shares and shared voting and dispositive power. Dr. Jay is the Senior Managing Member of Great Point Partners, LLC, and Ms. Nordahl is the Managing Director of Great Point Partners, LLC. Each has voting and investment power with respect to the BVF Shares and the BOVF Shares and therefore may be deemed to be the beneficial owner of such shares. The principal address for the Great Point Parties is 165 Mason Street, 3rd Floor, Greenwich, CT 06830.

(14) The information is based on a Form 3 filed on August 14, 2025. Includes 5,184,760 Common Shares and 5,349,879 Common Shares underlying warrants. Exercisability of the total amount of warrants held is subject to a 9.99% blocker. Jonathan S. Shafmaster has voting and dispositive power over the securities held by Shaf QIC LLC. The address of Shaf QIC LLC is 158 Shattuck Way Newington NH 03801.

PROPOSAL 1

SHARE CONSOLIDATION

Background

At the Special Meeting, the shareholders will be asked to approve a proposal to authorize the Board, in its discretion, to effect a share consolidation (also known as a reverse stock split) of our Common Shares at a specific ratio, ranging from one-for-five to one-for-twenty-five, to be determined at the discretion of the Board and effected, if at all, within one year from the date of the Special Meeting (the “Share Consolidation”). Accordingly, effecting the Share Consolidation would reduce the number of outstanding Common Shares. As the Company currently has an unlimited number of shares authorized for issuance, the Share Consolidation will not have any effect on the number of Common Shares available for issuance. We are proposing that our Board have the discretion to select the Share Consolidation ratio from within a range, rather than proposing that shareholders approve a specific ratio at this time, in order to give our Board the flexibility to implement the Share Consolidation in accordance with any corporate and regulatory requirements.

Should we receive the required shareholder approval for the Share Consolidation, our Board will have the sole authority to elect, at any time on or prior to the one-year anniversary of the Special Meeting, or November 17, 2026, and without the need for any further action on the part of our shareholders, whether to effect the Share Consolidation and to determine the Share Consolidation ratio, between and including five to twenty-five pre-Share Consolidation shares for every one post-Share Consolidation share. Only upon the Board determining to proceed with the Share Consolidation, will the Articles of Amendment be filed with the Ontario Ministry of Business and Consumer Affairs to effect the Share Consolidation. .

Notwithstanding approval of the Share Consolidation by our shareholders, our Board may, at its sole option, abandon the proposed Share Consolidation and determine not to effect any Share Consolidation prior to the effective date of any filing of Articles of Amendment pursuant to the OBCA. If our Board does not implement the Share Consolidation on or prior to the one-year anniversary of the Special Meeting, or November 17, 2026, shareholder approval would again be required prior to implementing any Share Consolidation.

The proposed form of the Articles of Amendment to be filed with the Ontario Business and Consumer Affairs to effect the Share Consolidation is attached as Appendix A to this proxy statement. Any Articles of Amendment to effect the Share Consolidation will include the ratio fixed by the Board, within the range approved by our stockholders.

Purposes of the Proposed Share Consolidation

Our primary objective in effectuating the Share Consolidation would be to attempt to raise the per-share trading price of our Common Shares to meet the listing requirements of the Nasdaq Stock Market LLC (“Nasdaq”), which requires, among other things, that our Common Shares have a per share bid price that is greater than or equal to $1.00 per share. The Board also believes that a higher stock price may help generate investor interest in the Company. If the Share Consolidation successfully increases the per share price of our Common Shares, the Board also believes this increase may increase trading volume in our Common Shares and facilitate future financings by the Company.

Continued Listing on the Nasdaq Capital Market

The Company’s Common Shares are currently listed on the Nasdaq Capital Market under the symbol PMN. As previously disclosed, on January 8, 2025, the Company received a deficiency letter (the “Nasdaq Letter”) from Nasdaq notifying the Company that, for the last 30 consecutive business days, the closing bid price of the Company’s Common Shares had not been maintained at the minimum required closing bid price of at least $1.00 per share, as required for continued listing on the Nasdaq Capital Market pursuant to Nasdaq Listing Rule 5550(a)(2) (the “Bid Price Rule”).

In accordance with Nasdaq Listing Rule 5810(c)(3), the Company had 180 calendar days, or until July 2, 2025, to regain compliance with the Bid Price Rule. Subsequently, the Company received written notice from Nasdaq indicating that although the Company was not in compliance with the Bid Price Rule, Nasdaq determined that the Company is eligible for an additional 180 calendar day compliance period, or until December 29, 2025. Nasdaq’s determination was based on the Company meeting the continued listing requirement for market value of publicly held shares and all other initial listing standards for the Nasdaq Capital Market with the exception of the Bid Price Rule, and the Company provided written notice of its confirmation to cure the deficiency during the additional compliance period, by effecting a Share Consolidation, if necessary.

Failure to approve the Share Consolidation may have serious, adverse effects on the Company and its stockholders. Our Common Shares could be delisted from Nasdaq because our Common Shares may continue to trade below the requisite $1.00 per share price needed to comply with the listing requirements of Nasdaq and maintain our listing. Our Common Shares may then be quoted on the OTC Bulletin Board or other small trading markets, which are generally considered to have less volume and be less efficient markets. We believe an investor likely would find it less convenient to sell, or to obtain accurate quotations in seeking to buy, our Common Shares on an over-the-counter market. Many investors likely would not buy or sell our Common Shares due to difficulty in accessing over-the-counter markets, policies preventing them from trading in securities not listed on a national exchange, or other reasons. In that event, the Common Shares could trade thinly as a microcap or penny stock, adversely decrease to nominal levels of trading and may be avoided by retail and institutional investors, resulting in the impaired liquidity of our Common Shares.

The Share Consolidation, if effected, should have the immediate effect of increasing the price of our Common Shares as reported on Nasdaq, therefore reducing the risk that our Common Shares could be delisted from Nasdaq. However, we cannot assure you that the price of our Common Shares will not decline after the Share Consolidation. Under new Nasdaq Rule 5810(c)(3)(A)(iv), if the price of our Common Shares fails to satisfy the $1.00 minimum bid price requirement for a 30 consecutive trading day period within one year after effectiveness of the Share Consolidation or if the Company has effected one or more reverse stock splits over the prior two-year period with a cumulative ratio of 250 shares or more to one, then the Company shall not be eligible for any compliance period specified in Rule 5810(c)(3)(A) and the Listing Qualifications Department will issue a Staff Delisting Determination under Rule 5810 with respect to that security, then the Common Shares would be subject to delisting by Nasdaq without any opportunity for a cure period.

Our Board strongly believes that the Share Consolidation is necessary to maintain our listing on Nasdaq. Accordingly, the Board recommended that our shareholders approve Proposal No. 1 to effect the Share Consolidation and directed that this proposal be submitted to our shareholders for approval at the Special Meeting, including for the reasons discussed below.

Potential Beneficial Effects on Trading Market for the Common Shares

The Board believes that the Share Consolidation may enhance the acceptability of our Common Shares by the financial community and the investing public. The expected increased price level may encourage interest and trading in the Common Shares by institutional investors and funds that may be disinclined or prohibited from purchasing lower priced stocks. Additionally, a variety of policies and practices of broker-dealers discourage individual brokers from dealing in lower priced stocks, and brokers may be more inclined to transact in our Common Shares if they trade at a higher per share price. In addition, the transaction costs (commissions, markups or markdowns) of lower priced stocks tend to represent a higher percentage of total share value than higher priced stocks, which can discourage ownership of lower priced stocks by both institutional and retail investors.

Certain Risks and Potential Disadvantages Associated with the Share Consolidation

We cannot, however, offer you assurance that all or any of the anticipated beneficial effects on the trading market for our Common Shares will occur. The Board cannot predict with certainty what effect any specific share consolidation will have on the market price of our Common Shares, particularly in the long term. We expect that the Share Consolidation will increase the market price of our Common Shares so that we may be able to regain and maintain compliance with the Bid Price Rule; however, any such effect of the Share Consolidation upon the market price of our

Common Shares may not be predicted with any certainty. The Share Consolidation may not increase the per share price of our Common Shares in proportion to the reduction in the number of Common Shares outstanding or result in a permanent increase in the per share price (which depends on many factors, including our performance, prospects and other factors that may be unrelated to the number of shares outstanding), the market price per post-Share Consolidation share may not exceed or remain in excess of the $1.00 minimum bid price for a sustained period of time, and the Share Consolidation may not result in a per share price that would attract brokers and investors who do not trade in lower priced stocks. Some investors may view a Share Consolidation negatively, which could result in a decrease in the market capitalization of the Company and negatively impact the Company’s compliance with other Nasdaq Listing Rules. There can be no assurance that the total market capitalization of the Common Shares immediately following the Share Consolidation will be equal to or greater than the total market capitalization immediately before the Share Consolidation.

Additionally, the proposed Share Consolidation may decrease the liquidity of our Common Shares and result in higher transaction costs, and any improvement in liquidity due to increased institutional or brokerage interest or lower trading commissions may be offset by the lower number of outstanding shares. The liquidity of our Common Shares could be adversely affected by the reduced number of Common Shares that would be outstanding after the Share Consolidation, particularly if the Common Share price does not increase as a result of the Share Consolidation. If the Share Consolidation is implemented, some shareholders currently holding round lots of one hundred shares may as a result own an odd lot of less than one hundred shares. The sale of an odd lot may result in incrementally higher trading costs through certain brokers. Accordingly, the Share Consolidation may not achieve the desired results of increasing marketability and liquidity of our Common Shares described above.

Board Discretion to Implement the Share Consolidation

If this proposal is approved by the shareholders, then the Board will have the authority, for the one-year period following the date of the Special Meeting, to determine the specific ratio of the Share Consolidation within the approved range of one-for-five to one-for-twenty-five, and to effect one Share Consolidation in such specific ratio. The Board believes that shareholder approval of a range of ratios (rather than a fixed ratio) provides the Board with the flexibility to achieve the desired results of the Share Consolidation at a ratio which, at the time of such Share Consolidation, would be in the best interests of the Company. No further action on the part of the shareholders will be required to either implement or abandon a Share Consolidation within the approved range of ratios.

Criteria to be Used for Determining Whether to Implement the Share Consolidation

If the trading price of our Common Shares increases before the Share Consolidation is effected, the Share Consolidation may not be necessary. If the Board determines to proceed with the Share Consolidation, it may consider in determining the specific ratio, among other factors:

●	the per share price of the shares at the time of a decision to proceed with the Share Consolidation;
●	the historical fluctuations or patterns in the trading price and volume of the Common Shares;
●	projections for our financial condition and results of operations over various time horizons;
●	then current market conditions in our industry and prevailing general market and economic conditions in the broader market; and
●	informal communications with the staff of Nasdaq and/or the requirements of any decision of a Nasdaq Listing Qualifications Panel.

The table below shows the potential effects of a Share Consolidation, assuming certain ratios, within the one-for-five to one-for-twenty-five range, on the number of Common Shares outstanding, and the product of the Share Consolidation ratio and the market price on the Record Date, without giving effect to the rounding of the fractional shares.

Consolidation Ratio	and Price

Share Consolidation Ratio	Approximate Number of Shares Outstanding after Share Consolidation	Product of Share Consolidation Ratio and Market Price
None		$
1-for-5		$
1-for-15		$
1-for-25		$

To effectuate the Share Consolidation, we would file Articles of Amendment pursuant to the OBCA. The Share Consolidation will be effective on the date shown in the certificate of amendment issued pursuant to the OBCA.

We would publicly announce, prior to the effective date of such Share Consolidation, additional details regarding the Share Consolidation, including the specific ratio the Board has selected.

If the Board does not implement the Share Consolidation within one year from the Special Meeting, the authority granted by this proposal to implement the Share Consolidation will terminate. The Board reserves its right to elect not to proceed with or to abandon a Share Consolidation at any time prior to the effectiveness of a Share Consolidation.

Effect of the Share Consolidation on Outstanding Common Shares

Each Common Share issued and outstanding immediately prior to the effective time of the Share Consolidation, which we refer to as the “old shares,” will be, automatically and without any action on the part of the shareholders, converted into and reconstituted into a fraction of a share, which we refer to as the “new shares,” represented by the specific ratio approved by the Board. However, no fractional shares would be issued as a result of the Share Consolidation. If a shareholder would otherwise be entitled to receive a fractional share upon implementation of the Share Consolidation, such fraction will be rounded to the nearest whole number. Shareholders who otherwise would be entitled to receive fractional shares because they hold a number of Common Shares not evenly divisible by the Share Consolidation ratio will automatically be entitled to receive cash in lieu of such fractional share. After the Share Consolidation, the then current shareholders will have no further interest in the Company with respect to their fractional share.

Our Common Shares are currently registered under Section 12(b) of the Exchange Act. The Share Consolidation would not affect the registration of the shares under the Exchange Act. After the Share Consolidation, and provided the Common Shares continue to be listed on the Nasdaq Capital Market, the Common Shares would continue to be reported on such market under the symbol “PMN,” although the letter “D” will be added to the end of the trading symbol for a period of 20 trading days to indicate that the Share Consolidation has occurred.

Proportionate voting rights and other rights of the holders of Common Shares would not be affected by the Share Consolidation. For example, a holder of 2% of the voting power of the outstanding shares immediately prior to the effective time of the Share Consolidation would continue to hold 2% of the voting power of the outstanding Common Shares after the Share Consolidation, subject to de minimis changes resulting from the rounding of the fractional shares.

We have not in the past declared, nor do we have any plans to declare in the foreseeable future, any distributions of cash, dividends or other property, and we are not in arrears on any dividends. Therefore, we do not believe that the Share Consolidation would have any effect with respect to future distributions, if any, to our shareholders.

Effect of Share Consolidation on Authorized Shares

As the Company currently has an unlimited number of Common Shares authorized for issuance, the Share Consolidation will not have any effect on the number of Common Shares available for issuance.

Existing Anti-Takeover Mechanisms

Some of our employment agreements and equity compensation plans provide for acceleration of vesting and severance benefits. The acceleration of vesting and the payment of severance benefits upon a change of control may be viewed as an anti-takeover measure, and may have the effect of discouraging a merger proposal, tender offer or other attempt to gain control of our Company.

Except as described above, there are no anti-takeover mechanisms present in our governing documents or otherwise, and we have no present plans or proposals to adopt other provisions or enter into other arrangements that may have material anti-takeover consequences.

Procedure for Implementing the Share Consolidation

Beneficial Holders of Common Shares

Upon the implementation of the Share Consolidation, we intend to treat Common Shares held by shareholders through a bank, broker or other nominee in the same manner as registered shareholders whose shares are registered in their own names. Banks, brokers or other nominees will be instructed to effect the Share Consolidation for their beneficial holders holding our Common Shares in street name. However, these banks, brokers or other nominees may have different procedures than registered stockholders for processing the share consolidation. Shareholders who hold Common Shares with a bank, broker or other nominee and who have any questions in this regard are encouraged to contact their banks, brokers or other nominees.

Registered “Book-Entry” Holders of Common Shares

Certain of our registered holders of Common Shares may hold some or all of their Common Shares electronically in book-entry form with the transfer agent. These shareholders do not have stock certificates evidencing their ownership of the Common Shares. They are, however, provided with statements reflecting the number of Common Shares registered in their accounts. Stockholders who hold Common Shares electronically in book-entry form with the transfer agent will not need to take action to receive evidence of their Common Shares of post-share consolidation Common Shares.

Holders of Certificated Common Shares

Shareholders holding Common Shares in certificated form will be sent a transmittal letter by the transfer agent after the effective time of the Share Consolidation. The letter of transmittal will contain instructions on how a shareholder should surrender his, her or its certificate(s) representing Common Shares (the “Old Certificates”) to the transfer agent. Unless a shareholder specifically requests a new paper certificate or holds restricted shares, upon the shareholder’s surrender of all of the shareholder’s Old Certificates to the transfer agent, together with a properly completed and executed letter of transmittal, the transfer agent will register the appropriate number of Common Shares of post-share consolidation Common Shares electronically in book-entry form and provide the shareholder with a statement reflecting the number of Common Shares registered in the shareholder’s account. No shareholder will be required to pay a transfer or other fee to exchange his, her or its Old Certificates. Until surrendered, we will deem outstanding Old Certificates held by shareholders to be cancelled and only to represent the number of Common Shares of post-share consolidation Common Shares to which these shareholders are entitled. Any Old Certificates submitted for exchange, whether because of a sale, transfer or other disposition of Common Shares, will automatically be exchanged for the appropriate number of Common shares of post-Share Consolidation Common Shares. If an Old Certificate has a restrictive legend on its reverse side, a new certificate will be issued with the same restrictive legend on its reverse side.

SHAREHOLDERS SHOULD NOT DESTROY ANY SHARE CERTIFICATE(S) AND SHOULD NOT SUBMIT ANY SHARE CERTIFICATE(S) UNTIL REQUESTED TO DO SO.

Fractional Shares

We will not issue fractional shares in connection with the Share Consolidation. Instead, shareholders who otherwise would be entitled to receive fractional shares because they hold a number of shares not evenly divisible by the share consolidation ratio will automatically be entitled to receive cash in lieu of such fractional share.

Effect of the Share Consolidation on Outstanding Stock Options, Warrants, and Employee Plans

Based upon the Share Consolidation ratio, proportionate adjustments are generally required to be made to the per share exercise price and the number of Common Shares issuable upon the exercise of all outstanding options and warrants entitling the holders to purchase Common Shares. This would result in approximately the same aggregate price being required to be paid under such options or warrants upon exercise, and approximately the same value of Common Shares being delivered upon such exercise immediately following the Share Consolidation as was the case immediately preceding the Share Consolidation. The number of Common Shares reserved for issuance pursuant to these securities will be reduced proportionately based upon the Share Consolidation ratio.

Accounting Consequences

The Share Consolidation will not affect total assets, liabilities or shareholders’ equity. However, the per share net loss of the Common Shares will be retroactively increased for each period because there will be fewer common shares outstanding and the stated capital attributable to Common Shares on our balance sheet will be reduced proportionately based on the Share Consolidation ratio (including a retroactive adjustment for prior periods).

Certain U.S. Federal Income Tax Consequences

The following discussion summarizes certain U.S. federal income tax consequences of the Share Consolidation to holders of our Common Shares. This summary addresses the tax consequences only to U.S. Holders. For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Common Shares that, for U.S. federal income tax purposes, is or is treated as:

●	an individual who is a citizen or resident of the United States;
●	a corporation (or other entity taxable as a corporation for U.S. Federal income tax purposes) created or organized under the laws of the United States, any state thereof, or the District of Columbia;
●	an estate, the income of which is subject to U.S. federal income tax regardless of its source; or
●	a trust if either a court within the United States is able to exercise primary supervision over the administration of such trust and one or more United States persons (within the meaning of Section 7701(a)(30) of the Code) have the authority to control all substantial decisions of such trust, or the trust has a valid election in effect under applicable Treasury Regulations to be treated as a United States person for U.S. federal income tax purposes.

This summary is based upon current provisions of the Code, existing Treasury Regulations and current administrative rulings and court decisions, all of which are subject to change or different interpretation. Any change, which may or may not be retroactive, could alter the tax consequences to us or our stockholders as described in this summary. No ruling from the IRS has been or will be requested in connection with the Share Consolidation and there can be no assurance that the IRS will not challenge the statements and conclusions set forth below or a court would not sustain any such challenge.

No attempt has been made to comment on all U.S. federal income tax consequences of the Share Consolidation that may be relevant to particular U.S. Holders, including holders that: (i) are subject to special tax rules such as dealers, brokers and traders in securities, mutual funds, regulated investment companies, real estate investment trusts, insurance companies, banks or other financial institutions or tax-exempt entities; (ii) acquired their shares in connection with stock options, stock purchase plans or other compensatory transactions; (iii) hold their shares as a hedge or as part of a hedging, straddle, “conversion transaction”, “synthetic security”, integrated investment or any risk reduction strategy; (iv) are partnerships, limited liability companies that are not treated as corporations for U.S. federal income tax purposes, S corporations, or other pass-through entities or investors in such pass-through entities; (v) do not hold their shares as capital assets for U.S. federal income tax purposes (generally, property held for investment within the meaning of Section 1221 of the Code); (vi) hold their shares through individual retirement or other tax-deferred accounts; or (vii) who have a functional currency for U.S. federal income tax purposes other than the U.S. dollar.

In addition, the following discussion does not address state, local or foreign tax consequences of the Share Consolidation, the Medicare tax on net investment income, U.S. federal estate and gift tax, the alternative minimum tax, the rules regarding qualified small business stock within the meaning of Section 1202 of the Code, or any other aspect of any U.S. federal tax other than the income tax. The discussion generally assumes that for U.S. federal income tax purposes, the Reverse Stock Split will not be integrated or otherwise treated as part of a unified transaction with any other transaction.

Cash in Lieu of Fractional Common Shares

We will not issue fractional shares in connection with the Share Consolidation. For purposes of the discussion below, a “U.S. Holder” is any beneficial owner of shares of our Common Shares that is not a partnership and, for U.S. federal income tax purposes, is or is treated as described above.

A U.S. Holder who receives cash in lieu of a fractional share should be treated as first receiving such fractional share and then receiving cash in redemption of such fractional share. A U.S. Holder who receives cash in lieu of a fractional share in the Consolidation and whose proportionate interest in us is reduced (after taking into account certain constructive ownership rules) should generally recognize capital gain or loss in an amount equal to the difference between the amount of the cash received and the portion of such holder’s adjusted tax basis in the Common Shares surrendered that is allocated to the fractional share. Such capital gain or loss should be long-term capital gain or loss if the U.S. Holder’s holding period for the common shares surrendered exceeded one year at the effective time of the Consolidation. A U.S. Holder that receives cash in lieu of a fractional Common Share pursuant to the Share Consolidation and whose proportionate interest in us is not reduced (after taking into account certain constructive ownership rules) should generally be treated as having received a distribution that will be treated first as dividend income to the extent paid out of our current or accumulated earnings and profits, and then as a tax-free return of capital to the extent of the U.S. holder’s tax basis in our Common Shares, with any remaining amount being treated as capital gain. U.S. Holders should consult their tax advisors regarding the tax effects to them of receiving cash in lieu of fractional shares based on their particular circumstances.

U.S. Holders (other than corporations and certain other exempt recipients) may be subject to information reporting with respect to any cash received in exchange for a fractional share interest in a new share in the Share Combination. U.S. Holders who are subject to information reporting and who do not provide a correct taxpayer identification number and other required information (such as by submitting a properly completed Internal Revenue Service (the “IRS”) Form W-9) may also be subject to backup withholding at the applicable rate. Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be refunded or credited against the U.S. Holder’s U.S. federal income tax liability, if any, provided that the required information is properly furnished in a timely manner to the IRS. U.S. Holders should consult their tax advisors regarding their qualification for an exemption from backup withholding and the procedures for obtaining such an exemption.

General Tax Treatment of the Share Consolidation

The Share Consolidation is intended to qualify as a “reorganization” under Section 368(a) of the Code that should constitute a “recapitalization” for U.S. federal income tax purposes. Assuming the Share Consolidation qualifies as a reorganization, a U.S. Holder generally will not recognize gain or loss upon the exchange of our Common Shares for a lesser number of Common Shares, based upon the share consolidation ratio. A U.S. Holder’s aggregate tax basis in the lesser number of shares of Common Stock received in the Share Consolidation will be the same such U.S. Holder’s aggregate tax basis in the Common Shares that such U.S. Holder owned prior to the Share Consolidation. The holding period for the Common Shares received in the Share Consolidation will include the period during which a U.S. Holder held the Common Shares that were surrendered in the Share Consolidation. Treasury Regulations provide detailed rules for allocating the tax basis and holding period of the Common Shares surrendered to the Common Shares received pursuant to the Share Consolidation. U.S. Holders of our Common Shares acquired on different dates and at different prices should consult their tax advisors regarding the allocation of the tax basis and holding period of such shares.

THE FOREGOING IS A SUMMARY OF CERTAIN MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE SHARE CONSOLIDATION, AND DOES NOT CONSTITUTE A TAX OPINION. EACH HOLDER OF OUR COMMON SHARES SHOULD CONSULT ITS TAX ADVISOR REGARDING THE TAX CONSEQUENCES OF THE SHARE CONSOLIDATION.

Certain Canadian Income Tax Consequences

The following is a summary of the principal Canadian federal income tax consequences generally applicable to a shareholder who, for purposes of the Income Tax Act (Canada) (the “Tax Act”) and at all relevant times, holds shares as capital property and who is not affiliated with, and deals at arm’s length with, the Company. Generally, the shares will be considered to be capital property of a shareholder provided that they are not held in the course of carrying on a business or in connection with an adventure or concern in the nature of trade. Certain shareholders who are residents in Canada for purposes of the Tax Act and who might not otherwise be considered to hold their common shares as capital property may, in certain circumstances, be entitled to have the common shares and all other “Canadian securities,” as defined in the Tax Act, treated as capital property by making the irrevocable election permitted by subsection 39(4) of the Tax Act. Such shareholders are advised to consult their own tax advisors regarding the availability and the advisability of such election in their particular circumstances.

This summary is not applicable to a shareholder: (i) that is a “financial institution” for the purposes of the mark-to market rules contained in the Tax Act; (ii) that is a “specified financial institution” or “restricted financial institution” as defined in the Tax Act; (iii) an interest in which is a “tax shelter investment” as defined in the Tax Act; or (iv) that reports its Canadian tax results in a currency other than Canadian currency. Such shareholders are advised to consult their own tax advisors. This summary also does not address any tax considerations relevant to the acquisition, holding or disposition of shares, other than those Canadian federal income tax issues that are directly the consequence of the proposed share consolidation.

The summary is based on the current provisions of the Tax Act and the regulations thereunder (the “Regulations”) and the current administrative practices and assessing policies of the Canada Revenue Agency (“CRA”) published in writing and publicly available prior to the date of this Proxy Statement. This summary takes into account all specific proposals to amend the Tax Act and the Regulations publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date of this Proxy Statement and assumes that all such proposed amendments will be enacted in the form proposed. This summary does not otherwise take into account or anticipate any change in law, or administrative practices and assessing policies, whether by legislative, government or judicial decision or action.

This summary is of a general nature only and is not intended to be, and should not be construed as, legal or tax advice to any particular shareholder. This summary is not exhaustive of all Canadian federal income tax considerations and does not take into account provincial, territorial or foreign tax considerations, which may vary from the Canadian federal income tax considerations described herein. Shareholders are advised to consult their own tax advisors with regard to their particular circumstances.

Based on the Company’s understanding of the current administrative practices and assessing policies of the CRA, a shareholder should not be considered to have disposed of his, her or its shares solely as a result of the Share Consolidation. Consequently, the Share Consolidation will not result in the realization of a capital gain or capital loss by a shareholder. In general, the aggregate adjusted cost base of the shares held by a shareholder immediately after the share consolidation will be the same as the aggregate adjusted cost base of the shares held by such shareholder immediately before the Share Consolidation.

Dissent Rights

Under the OBCA, the shareholders of the Company will not be entitled to dissent and appraisal rights in connection with the Share Consolidation.

The Share Consolidation Resolution

The Company requests shareholders to consider and, if thought advisable, to approve a special resolution substantially in the form set out below:

“BE IT HEREBY RESOLVED as a special resolution of the Company that:

1.	the board of directors of the Company (the “Board”), subject to receipt of all regulatory approvals, be and is hereby authorized to consolidate the total number of issued and outstanding common shares in the capital of the Company (the “Common Shares”) at ratio ranging from one-for-five to one-for-twenty-five , with the exact ratio of consolidation of Common Shares of the Company to be determined by the Board in its sole discretion, with any resulting fractions of post-consolidation Common Shares automatically entitled to receive cash in lieu of such fractional share (the “Consolidation”);
2.	the Board is hereby authorized to amend the articles of continuance of the Company such that all of the Company’s Common Shares be consolidated to effect the Consolidation;
3.	the effective date of such Consolidation shall be the date shown in the certificate of amendment issued by the director appointed under the Business Corporations Act (Ontario) or such other date indicated in the articles of amendment provided that, in any event, such date shall be prior to the date of the next annual meeting of shareholders;
4.	any officer or director of the Company is hereby authorized to sign, for and on behalf of the Company, and file the articles of amendment and deliver any document and to do all things and to sign any other document which he, in his sole discretion, may deem necessary or useful in order to give effect to this special resolution, including the determination of the effective date of the Consolidation and the filing of all appropriate documents so as to obtain its approval for the Consolidation; and
5.	notwithstanding the foregoing, the Board is hereby authorized, without further approval of or notice to the shareholders of the Company, to revoke this special resolution.”

Vote Required

The approval of Proposal No. 1 requires the vote of least 66 2/3% of the votes cast. Broker non-votes, if any, and abstentions will have no effect on Proposal No. 1.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 1.

PROPOSAL NO. 2

ADJOURNMENT OF SPECIAL MEETING

Background and Description of Proposal

In the event there are not sufficient votes at the Special Meeting in favor of the Proposal No. 1 and such proposal is not approved by the shareholders, the Board has approved the submission to shareholders of a proposal to approve the adjournment of the Special Meeting by the Chairperson to a later date no later than December 17, 2025 at 8:00 a.m., Eastern Time. In order to permit proxies that have been timely received to be voted for such adjournment, we are submitting this proposal as a separate matter for your consideration. If it is necessary to adjourn the Special Meeting, the adjournment is for a period of less than 30 days and the Record Date remains unchanged, no notice of the time and place of the reconvened meeting will be given to shareholders, other than an announcement made at the Special Meeting. The Company shall provide updated instructions to attend such adjournment as necessary.

Vote Required

The approval of Proposal No. 2 requires a majority of the votes cast. Broker non-votes, if any, and abstentions will have no effect on Proposal No. 2.

OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE “FOR” THE APPROVAL OF PROPOSAL NO. 2.

OTHER INFORMATION

Other Matters

Our Board does not know of any other matters which may come before the Special Meeting. However, if any other matters are properly presented to the Special Meeting, it is the intention of the persons named in the proxy card to vote, or otherwise act, in accordance with their judgment on such matters.

Where You Can Find More Information

The Company files reports, proxy statements, and other information with the SEC, which is all publicly available on the SEC’s website, http://www.sec.gov, and with the Canadian securities administrators, which is all publicly available on SEDAR+, www.sedarplus.ca. You may also find any document we file with the SEC or Canadian securities regulators (and more) on our website at https://www.promisneurosciences.com/ under the “Investors” menu. References to our website are inactive textual references only and the contents of our website should not be deemed to be incorporated by reference into this proxy statement. Financial information pertaining to the Company is provided in the Company’s comparative financial statements and management’s discussion and analysis for its most recently completed financial year. Shareholders of the Company may request copies of the Company’s financial statements and management’s discussion and analysis by contacting the Company at its principal executive offices, ProMIS Neurosciences Inc., Suite 200, 1920 Yonge Street, Toronto, Ontario, Canada M4S 3E2, (416) 847-6898, Attn: Investor Relations.

You should rely on the information contained in this document to vote your shares at the Special Meeting. The Company has not authorized anyone to provide you with information that is different from what is contained in this document. This document is dated October , 2025. You should not assume that the information contained in this document or incorporated by reference in this document is accurate as of any later date, and the mailing of this document to shareholders at any time after that date does not suggest otherwise. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations.

Interests of Informed Persons in Material Transactions

No informed person of the Company and no associate or affiliate of any of these persons, has any material interest, direct or indirect in any proposal herein, which, in either case, has materially affected or will materially affect the Company, other than as disclosed herein.

An “informed person” means:

(a)	a director or executive officer of the Company;
(b)	a director or executive officer of a person or company that is itself an informed person or subsidiary of the Company;
(c)	any person or company who beneficially owns, directly or indirectly, voting securities of the Company or who exercises control or direction over voting securities of the Company or a combination of both carrying more than 10 percent of the voting rights attached to all outstanding voting securities of the Company other than voting securities held by the person or company as underwriter in the course of a distribution; and
(d)the Company if it has purchased, redeemed or otherwise acquired any of its securities, so long as it holds any of its securities.

Important Notice Regarding Delivery of Shareholder Documents

Intermediaries are permitted to adopt a procedure called “householding,” which has been approved by the SEC. Under this procedure, you intermediary may deliver a single notice and, if applicable, the proxy materials, will be delivered to multiple shareholders who share the same address, unless contrary instructions have been received. Once you have received notice from your intermediary that they will be “householding” communications to your address, “householding” will continue until you are notifies otherwise or until you revoke your consent. If you prefer to receive separate multiple copies of the proxy materials at the same address you can request additional copies by contacting your broker or contacting us at our principal executive offices, ProMIS Neurosciences Inc., Suite 200, 1920 Yonge Street, Toronto, Ontario, Canada M4S 3E2, (416) 847-6898, Attn: Investor Relations. The Company will deliver those documents to such shareholder promptly upon receiving the request. Any such shareholder may also contact our Investor Relations department using the above contact information if he or she would like to receive separate proxy statements, notice of internet availability and annual reports in the future. If you are receiving multiple copies of our annual reports, notice of internet availability and proxy statements, you may request householding in the future by contacting our Investor Relations department.

Shareholder Proposals for the 2026 Annual Meeting

A shareholder who is entitled to vote at the annual meeting of shareholders to be held in 2026 (the “2026 Annual Meeting”) may raise a proposal for consideration at the 2026 Annual Meeting. We will consider such proposal for inclusion in our proxy statement and form of proxy relating to our 2026 Annual Meeting only if:

(1) The proposal is submitted to the Company in accordance with the procedures prescribed in Rule 14a-8 under the Exchange Act and our received no later than December 30, 2025, which is 120 days prior to the first anniversary of the mailing date of the Company’s proxy for its annual meeting most recently filed, unless the date of the 2026 Annual Meeting is changed by more than 30 days from the anniversary of our annual meeting of shareholders, in which case the deadline for such proposals will be a reasonable time before we begin to print and send our proxy materials, and the proposal complies with the requirements as to form and substance established by the SEC for such proposals in order to be included in the proxy statement; or

(2) The proposal is submitted to the Company in accordance with section 99 of the OBCA and the regulations thereunder and received no later than April 13, 2026, or 60 days before the anniversary date of the Annual Meeting.

In addition, in the event the Company does not receive a shareholder proposal by April 13, 2026, the proxy to be solicited by the board of directors for the 2026 Annual Meeting will confer discretionary authority on the holders of the proxy to vote the Common Shares if the proposal is presented at the 2026 Annual Meeting without any discussion of the proposal in the proxy materials for that meeting. In addition, to comply with the SEC’s new universal proxy rules, stockholders who intend to solicit proxies in support of director nominees other than our nominees must provide notice by the same deadline noted herein to submit a notice of nomination for the 2026 Annual Meeting. Such notice must comply with the additional requirements of Rule 14a-19 (b).

In addition, our by-laws establish an advance notice procedure for nominations for election to our board of directors of directors and other matters that shareholders wish to present for action at an annual meeting other than those to be included in our proxy statement. In general, notice must be received at our principal executive offices not less than 30 calendar days nor more than 65 days before the annual meeting of shareholders. However, if the date of the annual meeting is less than 40 days after the date on which disclosure is first made in a public announcement, or in a document publicly filed by the Company under its profile on the SEDAR+ at www.sedarplus.ca, notice must be received not later than the close of 10 days following such date. If the shareholder fails to give notice by these dates, then the persons named as proxies in the proxies solicited by the board of directors for the 2026 Annual Meeting may exercise discretionary voting power regarding any such proposal. Shareholders are advised to review our by-laws which also specify requirements as to the form and content of a shareholder’s notice.

Shareholders also have the right under the OBCA, subject to the requirements of section 99 therein, to directly nominate director candidates, without any action or recommendation on the part of the committee or our board of directors. Any such nominations must comply with the procedures set out in the Company’s advance notice by-law described above. Candidates nominated by shareholders in accordance with the procedures set forth in the OBCA and in our advance notice by-law will not be included in our proxy card for the next annual meeting.

Any proposals, notices or information about proposed director candidates should be sent to:

ProMIS Neurosciences Inc.
Suite 200, 1920 Yonge Street
Toronto, Ontario, Canada M4S 3E2
Attention: Chair of the Corporate Governance and Nominating Committee

We also encourage you to submit any such proposals via email to info@promisneurosciences.com.

Other Business

The Board knows of no business to be brought before the Special Meeting which is not referred to in the accompanying Notice of Special Meeting. Should any such matters be presented, the persons named in the proxy shall have the authority to take such action in regard to such matters as in their judgment seems advisable. If you hold shares through a broker, bank, or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Special Meeting unless they receive instructions from you with respect to such matter.

APPENDIX A

Articles of Amendment

Ontario Ministry of Public and Business Service Delivery

Articles of Amendment

Business Corporations Act

Instructions

For questions or more information to complete this form, please refer to the instruction page.

Fields marked with an asterisk (*) are mandatory.

1. Corporation Information

Corporation Name *
ProMIS Neurosciences Inc.

Ontario Corporation Number (OCN) *	Company Key *
1678696	[***]

Official Email Address *
TORNotices@mcmillan.ca

2. Contact Information

Please provide the following information for the person we should contact regarding this filing. This person will receive official documents or notices and correspondence related to this filing. By proceeding with this filing, you are confirming that you have been duly authorized to do so.

First Name *	Middle Name	Last Name *
Sean		Wang

Telephone Country Code	Telephone Number *	Extension
	416-865-7273	

Email Address *
sean.wang@mcmillan.ca

3. Proposed New Corporation Name (if applicable)

Complete this section only if you are changing the corporation name

If you are changing the corporation name, you can either propose a new name or request a number name. If you propose a new name for the corporation, you need a Nuans report for the proposed name. If your corporation has a number name, you must not select the option for a number name, unless you are changing only the legal element.

Will this corporation have a number name ? ☐ Yes ☐ No

4. Number of Director(s) (if applicable)

Complete this section only if you are changing the number of directors

Please specify the number of directors for your Corporation

☐ Fixed Number ☐ Minimum/Maximum

5. Shares and Provisions (if applicable) (Maximum is 900,000 characters per text box. To activate the toolbar press "Ctrl + E")

Complete this section only if you are amending the Shares and Provisions

Description of Changes to Classes of Shares

The corporation amends the Description of Classes of Shares as follows (please be specific):

Enter the Text

5261E (2024/02) © King's Printer for Ontario, 2024 Disponible en français Page 1 of 3

Business Corporations Act [***]

Description of Changes to Rights, Privileges, Restrictions and Conditions

The corporation amends the Rights, Privileges, Restrictions and Conditions as follows (please be specific):

Enter the Text
The Articles of the Corporation are amended to consolidate all issued and outstanding common shares of the Corporation on the basis of one (1) common share for every [ ] issued and outstanding common shares. Where the consolidation results in a fractional common share, in lieu of issuing a fractional common share, the Corporation shall pay to the holders of record otherwise entitled to receive fractional common shares a cash payment in lieu of such fractional common share.

Description of Changes to Restrictions on Share Transfers

The corporation amends the Restrictions on Share Transfers as follows (please be specific):

Enter the Text

Description of Changes to Restrictions on Business or Powers

The corporation amends the Restrictions on Business or Powers as follows (please be specific):

Enter the Text

Description of Changes to Other Provisions

The corporation amends the Other Provisions as follows (please be specific):

Enter the Text

6. Shareholders/Directors Authorization and Effective Date

The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on *
November , 2025

Requested Date for Amendment *
November , 2025

Authorization

☑ * I, Sean Wang

confirm that:

- This form has been signed by the required person.
- This amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the *Business Corporations Act*.

5261E (2024/02) Page 2 of 3

Business Corporations Act November , 2025 November , 2025

Caution:

The Act sets out penalties, including fines, for submitting false or misleading information.

Required Signature

Name	Position	Signature
Eugene Williams	Director	X

5261E (2024/02)

Page 3 of 3

X

Signature [PLEASE SIGN WITHIN BOX] Date Signature (Joint Owners) Date TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. PRELIMINARY PROXY CARD --SUBJECT TO COMPLETION V80139-S22755 For Against Abstain ! ! ! PROMIS NEUROSCIENCES INC. Signature of Proxyholder I/We authorize you to act in accordance with my/our instructions set out above. I/We hereby revoke any proxy previously given with respect to the Meeting. If no voting instructions are indicated above, and the proxy appoints the Management Nominees, this Proxy will be voted as recommended by Management. The Board of Directors recommends you vote FOR the following proposals: Note: Such other business as may properly come before the meeting or any adjournment thereof. 1. Share Consolidation Proposal: To consider and, if deemed advisable, to pass a special resolution authorizing the filing of articles of amendment to effect a share consolidation of our Common Shares at a ratio ranging from one-for-five up to one-for-twenty-five, to be determined at the discretion of the Board of Directors (the “Board”), and effected, if at all, within one year from the date of the Special Meeting, with such effective date to be determined at the discretion of the Board. 2. Adjournment of Special Meeting: In the event there are not sufficient votes in favor of the foregoing proposal and such proposal is not approved by shareholders, to approve the adjournment of the Special Meeting by the Chairperson to a date no later than December 17, 2025 at 8:00 a.m., Eastern Time, in accordance with the Company's Bylaws, to solicit additional proxies; provided, the Company shall provide updated instructions to attend such adjournment as necessary. ! ! ! SCAN TO VIEW MATERIALS & VOTEw PROMIS NEUROSCIENCES INC. ONE BROADWAY, SUITE 1400 CAMBRIDGE, MA 02142 USA VOTE BY INTERNET Before The Meeting - Go to www.proxyvote.com or scan the QR Barcode above Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. During The Meeting - Go to www.virtualshareholdermeeting.com/PMN2025SM You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions. VOTE BY PHONE - 1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

V80140-S22755 Important Information Regarding the Availability of Proxy Materials for the Special Meeting: The Notice and Proxy Statement and Form 10-K are available at www.proxyvote.com. PROMIS NEUROSCIENCES INC. I/We being holder(s) of securities of ProMIS Neurosciences Inc. (the “Corporation”) hereby appoint: Neil K. Warma Chief Executive Officer, or failing this person, Daniel Geffken, Chief Financial Officer, or failing this person, Max Milbury, FT Director, Finance (the "Management Nominees") Note: If completing the appointment box above YOU MUST go to http://www.computershare.com/promis and provide Computershare with the name and email address of the person you are appointing. Computershare will use this information ONLY to provide the appointee with a user name to gain entry to the online meeting. as my/our proxyholder with full power of substitution and to attend, act and to vote for and on behalf of the holder in accordance with the following direction (or if no directions have been given, as the proxyholder sees fit) and on all other matters that may properly come before the Special Meeting of shareholders of the Corporation to be held online by virtual webcast meeting at www.virtualshareholdermeeting.com/PMN2025SM on November 17, 2025 at 8:00 am, Eastern Time (the “Meeting”) and at any adjournment or postponement thereof. Print the name of the person you are appointing if this person is someone other than the Management Nominees listed herein. Appointment of Proxyholder This Form of Proxy is solicited by and on behalf of Management. Proxies submitted must be received by 11:59 pm, Eastern Time, on November 13, 2025. Form of Proxy - Special Meeting to be held on November 17, 2025 Notes to proxy OR 1. Every holder has the right to appoint some other person or company of their choice, who need not be a holder, to attend and act on their behalf at the meeting or any adjournment or postponement thereof. If you wish to appoint a person or company other than the Management Nominees whose names are printed herein, please insert the name of your chosen proxyholder in the space provided (see reverse). 5. The securities represented by this proxy will be voted as directed by the holder, however, if such a direction is not made in respect of any matter, and the proxy appoints the Management Nominees listed on the reverse, this proxy will be voted as recommended by Management. 2. If the securities are registered in the name of more than one owner (for example, joint ownership, trustees, executors, etc.), then all those registered should sign this proxy. If you are voting on behalf of a corporation or another individual you may be required to provide documentation evidencing your power to sign this proxy with signing capacity stated. 6. The securities represented by this proxy will be voted in favour, or withheld from voting, or voted against each of the matters described herein, as applicable, in accordance with the instructions of the holder, on any ballot that may be called for. If you have specified a choice with respect to any matter to be acted on, the securities will be voted accordingly. 7. This proxy confers discretionary authority in respect of amendments or variations to matters identified in the Notice of Meeting and Management Information Circular and the Proxy Statement or other matters that may properly come before the meeting or any adjournment or postponement thereof, unless prohibited by law. 8. This proxy should be read in conjunction with the accompanying documentation provided by Management. 3. This proxy should be signed in the exact manner as the name(s) appear(s) on the proxy. 4. If a date is not inserted in the space provided on the reverse of this proxy, it will be deemed to bear the date on which it was mailed to the holder by Management.